Exhibit 99.1

SIDUS SPACE REPORTS SECOND QUARTER 2024 FINANCIAL RESULTS AND PROVIDES BUSINESS UPDATE

CAPE CANAVERAL, FL, August 19, 2024 – Sidus Space (NASDAQ: SIDU) (the “Company” or “Sidus”), a provider of end-to-end precision Space Infrastructure solutions that include satellite Data-as-a-Service on its proprietary on-orbit platform, announced its financial results for the second quarter ended June 30, 2024 and provided a business update. The Company is scheduled to host a conference call and webcast today, Monday, August 19th, at 5:00 p.m. ET.

“During the second quarter of 2024, we achieved a major milestone with the successful commissioning of our first LizzieSatTM (LS-1) which was launched on the SpaceX Transporter-10 Rideshare Mission in March. Following this critical phase, we began activating payloads and accomplished the primary objectives of several LS-1 missions. As the first commercial satellite designed, manufactured and operated entirely by Sidus, LS-1 has demonstrated our vertical integration capabilities and our experience in deploying and operating our satellite equipped with multiple technologies that serve a diverse range of applications and customers,” said Carol Craig, Founder and CEO of Sidus Space. “This accomplishment marks a significant step forward in our strategy to establish Sidus as a leader in the Space ecosystem. Our Space-based Data-as-a-Service business model, enabled by the LizzieSat™ constellation, is primed to scale rapidly, driving high-margin revenue as we prepare for the launches of LizzieSat™ 2 and 3 with SpaceX,” Ms. Craig concluded.

Operational Highlights for the Quarter Ending June 30, 2024:

●	Constellation Development: LizzieSat™ 2 and 3 are in the advanced stages of production and manifested for launch
●	New Service Offering: Spacecraft Mission Control Center for commercial customers
●	HEO Agreement: Secured a second agreement with HEO for Non-Earth Imaging Payload and Data services
●	Partnership Expansion: Partnered with Orbital Transports to expand market reach
●	Bechtel Delivery: Completed purchase order and delivers cabinets for Bechtel’s NASA Mobile Launcher 2 (ML2) project, continuing production for additional cabinets
●	NASA moon RACER team: Awarded a subcontract on the $30M Intuitive Machines-led Moon RACER team for the NASA Lunar Terrain Vehicle Services (LTVS) contract in support the Agency’s Artemis Campaign
●	LizzieSat™ –1 Payloads: Began activating payloads upon successful completion of the Commissioning Phase of LizzieSat-1
●	DoD Mentor-Protégé Program Extension: The Department of Defense extended the Sidus Space and L3Harris’ Mentor-Protégé program for a second year
●	Quality Certification: Achieved recertification of ISO 9001:2015 and AS9100D quality designation

●	AI and Data Success: LizzieSat-1 successfully transmitted data from Orbit through FeatherEdge, Sidus’ Artificial Intelligence (AI) Rapid Delivery Platform, and supported the flight heritage of Arkisys’ Applique Technology.
●	AI-Enhanced Solutions: Sidus successfully demonstrated an AI Enhanced, thermal sensing, firefighting software solution on LizzieSat™
●	International Expansion: Sidus Space and NamaSys Bahrain signed an MOU with plans to establish “Sidus Arabia” a Joint Venture headquartered in Saudi Arabia to develop a Satellite Manufacturing Facility and pursue joint initiatives

Subsequent Operational Highlights:

●	Successfully completed the primary objectives of the Autonomous Satellite Technology for Resilient Application (ASTRA) historic In-Space payload mission with NASA Stennis Space Center

Corporate Governance and Capital Formation Highlights:

Board Appointments:

●	Jeffrey (Jeff) Shuman appointed to Board of Directors
●	Carol Craig, Founder and CEO was appointed as Chairman following Leonard Riera’s resignation as Chairman

Financial Highlights for the Second Quarter Ending June 30, 2024:

Selling, general and administrative expenses totaled approximately $3.1 million, a $500,000 decrease from $3.6 million in Q2 2023, largely due to a reduction in payroll related expenses directly related to building our satellites which were reclassed to fixed asset as well as a reduction in professional fees and insurance expense.

Total revenue for the three months ended June 30, 2024, totaled approximately $930,000, a decrease of $440,000 compared to total revenue for the three months ended June 30, 2023. This decrease was primarily driven by the timing of fixed price manufacturing milestones and delays in satellite contract payments, which are expected to recover in the second half of the year.

Cost of revenue increased 105% to approximately $1.8 million, up from $860,000 in Q2 2023. The percent change in the cost of revenue was higher than the percent decrease in revenue due to a mix of contracts with higher material expenses vice labor, shifts in milestone payments for our higher margin satellite related business and higher depreciation costs associated with the monthly depreciation of our first satellite asset deployed March 2024.

The gross profit margin decreased to negative (91%), compared to 37% in Q2 2023, mainly due to lower satellite related revenue versus prior year due in large part by the timing of satellite related payments and fixed price milestone contracts in the first half of 2024 and higher costs related to the depreciation of our first satellite asset.

Adjusted EBITDA loss, a non-GAAP measure for the three months ended June 30, 2024 was $3.2 million, compared to $2.8 million for the same period the prior year. Total non-GAAP adjustments for interest expense, depreciation and amortization, acquisition deal costs, severance costs, capital markets and advisory fees, equity-based compensation, and warrant costs are provided in the reconciliation table listed below.

Net Loss for the three months ended June 30, 2024 was $4.1 million, compared to a net loss of $3.5 million in the same quarter of 2023.

Conference Call and Webcast

Event:	Sidus Space Second Quarter 2024 Financial Results Conference Call
Date:	Monday, August 19, 2024
Time:	5:00 p.m. Eastern Time
Live Call:	+ 1-877-269-7751 (U.S. Toll-Free) or +1-201-389-0908 (International)
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1684792&tp_key=a1891a0338

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until Monday, September 2, 2024, at 11:59 P.M. ET and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 13748500. An online archive of the webcast will be available for three months following the event at investors.sidusspace.com.

About Sidus Space

Sidus Space (NASDAQ: SIDU) is a multi-faceted Space Infrastructure-as-a-Service satellite company focused on mission-critical hardware manufacturing; multi-disciplinary engineering services; satellite design, production, launch planning, mission operations; and in-orbit support. The Company is in Cape Canaveral, Florida, where it operates from a 35,000-square-foot manufacturing, assembly, integration, and testing facility focused on vertically integrated Space-as-a-Service solutions including end-to-end satellite support.

Sidus Space has a mission of Bringing Space Down to Earth™ and a vision of enabling space flight heritage status for new technologies while delivering data and predictive analytics to domestic and global customers. More than just a “Satellite-as-a-Service” provider, Sidus Space products and services are offered through its several business units: Space-as-a-Service, Space-Based Data Solutions, AI/ML Products and Services, Mission Planning and Management Operations, 3D Printing and Products and Services, Satellite Manufacturing and Payload Integration, and Space and Defense Hardware Manufacturing. Sidus Space is ISO 9001:2015, AS9100 Rev. D certified, and ITAR registered.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute ‘forward-looking statements’ within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. The words ‘anticipate,’ ‘believe,’ ‘continue,’ ‘could,’ ‘estimate,’ ‘expect,’ ‘intend,’ ‘may,’ ‘plan,’ ‘potential,’ ‘predict,’ ‘project,’ ‘should,’ ‘target,’ ‘will,’ ‘would’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors described more fully in the section entitled ‘Risk Factors’ in Sidus Space’s Annual Report on Form 10-K for the year ended December 31, 2023, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Sidus Space, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

NON-GAAP MEASURES

To provide investors with additional information in connection with our results as determined in accordance with GAAP, we use non-GAAP measures of adjusted EBITDA. We use adjusted EBITDA in order to evaluate our operating performance and make strategic decisions regarding future direction of the company since it provides a meaningful comparison to our peers using similar measures. We define adjusted EBITDA as net income (as determined by U.S. GAAP) adjusted for interest expense, depreciation and amortization expense, acquisition deal costs, severance costs, capital market and advisory fees, equity-based compensation and warrant costs. These non-GAAP measures may be different from non-GAAP measures made by other companies since not all companies will use the same measures. Therefore, these non-GAAP measures should not be considered in isolation or as a substitute for relevant U.S. GAAP measures and should be read in conjunction with information presented on a U.S. GAAP basis.

The following table reconciles adjusted EBITDA to net loss (the most comparable GAAP measure) for the three months ended June 30, 2024 and 2023:

	Three Months Ended
	June 30,
	2024	2023	Change	%
Net Income / (Loss)	$(4,136,084)	$(3,501,581)	$(634,503)	18%
Interest Expense (i)	249,174	228,244	20,930	9%
Depreciation and Amortization (ii)	605,003	76,025	528,978	696%
Fundraising expense (iii)	-	139,000	(139,000)	-100%
Warrant costs underwriter (iv)	-	240,525	(240,525)	-100%
Severance Costs	17,231	-	17,231	-
Equity based compensation	80,829	-	80,829	-
Total Non-GAAP Adjustments	952,237	683,794	268,443	39%
Adjusted EBITDA	(3,183,847)	(2,817,788)	(366,059)	13%

(i)	Sidus Space incurred increased interest expense due to short-term note payable due in Q4 2024 and interest expense related to an asset based loan.

(ii)	Sidus Space incurred increased depreciation expense 2024 with launch and deployment of satellite fixed asset and related satellite software, as well as new ERP software capitalization.

(iii)	Sidus Space incurred decreased Fundraising expense due to no fundraising activities in Q2 2024.

(iv)	Sidus Space incurred one-time costs related to underwriter warrants during 2023

SIDUS SPACE, INC

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
	2024	2023
Assets
Current assets
Cash	$1,444,369	$1,216,107
Accounts receivable	621,313	1,175,077
Accounts receivable - related parties	264,802	67,447
Inventory	1,400,686	1,217,929
Contract asset	77,124	77,124
Contract asset - related party	46,000	43,173
Prepaid and other current assets	4,449,118	5,405,453
Total current assets	8,303,412	9,202,310

Property and equipment, net	12,800,850	9,570,214
Operating lease right-of-use assets	262,007	115,573
Intangible asset	398,135	398,135
Other assets	74,969	64,880
Total Assets	$21,839,373	$19,351,112

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and other current liabilities	$4,552,652	$6,697,562
Accounts payable and accrued interest - related party	887,402	677,039
Contract liability	77,124	77,124
Contract liability - related party	46,000	43,173
Asset-based loan liability	861,660	2,587,900
Notes payable	2,048,451	2,017,286
Operating lease liability	262,007	119,272
Total current liabilities	8,735,296	12,219,356

Operating lease liability - non-current	-	-
Total Liabilities	8,735,296	12,219,356

Commitments and contingencies

Stockholders’ Equity
Preferred Stock: 5,000,000 shares authorized; $0.0001 par value; no shares issued and outstanding
Series A convertible preferred stock: 2,000 shares authorized; 0 and 372 shares issued and outstanding, respectively	-	-
Common stock: 210,000,000 authorized; $0.0001 par value
Class A common stock: 200,000,000 shares authorized; 4,081,344 and 983,173 shares issued and outstanding, respectively	409	98
Class B common stock: 10,000,000 shares authorized; 100,000 shares issued and outstanding	10	10
Additional paid-in capital	63,879,410	49,918,441
Accumulated deficit	(50,775,752)	(42,786,793)
Total Stockholders’ Equity	13,104,077	7,131,756
Total Liabilities and Stockholders’ Equity	$21,839,373	$19,351,112

SIDUS SPACE, INC

CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Revenue	$834,798	$1,175,616	$1,679,909	$3,090,340
Revenue - related parties	92,772	194,793	297,816	543,696
Total - revenue	927,570	1,370,409	1,977,725	3,634,036
Cost of revenue	1,768,671	862,632	2,734,762	2,230,460
Gross profit (loss)	(841,101)	507,777	(757,037)	1,403,576

Operating expenses
Selling, general and administrative expenses	3,056,814	3,560,482	6,702,397	7,102,651
Total operating expenses	3,056,814	3,560,482	6,702,397	7,102,651

Net loss from operations	(3,897,915)	(3,052,705)	(7,459,434)	(5,699,075)

Other income (expense)
Other income	1,613	17,950	1,613	17,950
Other expense	-	-	-	-
Interest expense	(186,175)	(187,667)	(339,701)	(375,194)
Interest income	12,313	-	12,313	-
Asset-based loan expense	(65,920)	(38,634)	(161,375)	(79,567)
Finance expense	-	(240,525)	-	(806,754)
Total other income (expense)	(238,169)	(448,876)	(487,150)	(1,243,565)

Loss before income taxes	(4,136,084)	(3,501,581)	(7,946,584)	(6,942,640)
Provision for income taxes	-	-	-	-
Net loss	$(4,136,084)	$(3,501,581)	$(7,946,584)	$(6,942,640)

Dividend on Series A preferred Stock	-	-	(42,375)	-
Net loss attributed to stockholders	(4,136,084)	(3,501,581)	(7,988,959)	(6,942,640)

Basic and diluted loss per common share	$(0.99)	$(6.85)	$(2.30)	$(17.15)
Basic and diluted weighted average number of common shares outstanding	4,181,344	511,315	3,450,577	404,821

SIDUS SPACE, INC

CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	June 30,
	2024	2023

Cash Flows From Operating Activities:
Net loss	$(7,946,584)	$(6,942,640)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	160,028	806,754
Finance Expense	-	-
Depreciation and amortization	858,033	79,385
Bad debt	-	-
Changes in operating assets and liabilities:
Accounts receivable	553,764	156,130
Accounts receivable - related party	(197,355)	54,696
Inventory	(182,757)	(537,523)
Contract asset	-	-
Contract asset - related party	(2,827)	(15,956)
Prepaid expenses and other assets	946,246	(1,483,918)
Accounts payable and accrued liabilities	(1,968,107)	1,732,714
Accounts payable and accrued liabilities - related party	210,363	(465)
Contract liability	-	-
Contract liability - related party	2,827	15,956
Changes in operating lease assets and liabilities	(3,699)	(4,394)
Net Cash provided by (used in) Operating Activities	(7,570,068)	(6,139,261)

Cash Flows From Investing Activities:
Purchase of property and equipment	(4,067,741)	(2,614,169)
Cash paid for asset acquisition	-	-
Net Cash used in Investing Activities	(4,067,741)	(2,614,169)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock units	13,742,311	14,787,511
Proceeds from issuance of Series A preferred stock units	-	-
Proceeds from asset-based loan agreement	46,133	2,881,228
Repayment of asset-based loan agreement	(1,772,373)	(3,167,195)
Proceeds from notes payable	-	-
Repayment of notes payable	(150,000)	(179,524)
Payment of lease liabilities	-	-
Repayment of notes payable - related party	-	-
Dividend paid	-	-
Net Cash provided by (used in) Financing Activities	11,866,071	14,322,020

Net change in cash	228,262	5,568,590
Cash, beginning of period	1,216,107	2,295,259
Cash, end of period	$1,444,369	$7,863,849

Supplemental cash flow information
Cash paid for interest	$338,116	$155,365
Cash paid for taxes	$-	$-

Non-cash Investing and Financing transactions:
Debt forgiveness	$-	$-
Class A common stock issued for conversion of Series A convertible preferred stock	$16,566	$-
Common stock issue for reverse split adjustment	$-	$-
Recognition of right-of-use asset and lease liability	$284,861	$135,235
Class A common stock issued for exercised cashless warrant	$-	$-

CONTACTS:

Investor Relations

investorrelations@sidusspace.com

Media Inquiries

press@sidusspace.com